UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K
                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 20, 2003



                     Emporia Systems, Inc.
              ------------------------------------
       (Exact name of Registrant as specified in charter)



            Nevada                       88-0423785
         -----------                  -----------------
       (State of Other                  (IRS Employer
         Jurisdiction                Identification No.)
      of Incorporation)



38820 N. 25th Avenue, Phoenix, AZ            85086
----------------------------------          --------
(Address of Principal Executive            (Zip Code)
           Offices)



Registrant's telephone number, including area code: (480) 229-3668



                              N/A
                   ---------------------------
 (Former Name or Former Address, if Changed Since Last Report)
















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Item 1.  Changes in Control of Registrant

     On March 20, 2003, Emporia Systems, Inc. (the "Company" or "Emporia") executed a Letter of Intent (the "LOI") with Sciteck, Inc., a Delaware corporation ("Sciteck"), whereby the Company shall purchase all of the issued and outstanding common voting stock of Sciteck.

     Upon the preparation and execution of a definitive share purchase agreement (the "Definitive Agreement"), the Company and/or its designee(s) shall acquire all the issued and outstanding shares of Sciteck common stock (the "Sciteck Shares") for an aggregate of 46,000,000 newly issued shares of common stock of the Company (the "Emporia Shares"). Additionally, Sciteck shall transfer to the Company $50,000 in working capital within five (5) days of the execution of the LOI.

     All shares exchanged in this transaction shall be restricted securities as that term is defined in Paragraph (a)(3) of Rule 144, under the Securities Act of 1933, as amended (the
"Securities Act"). Accordingly, an aggregate of 50,000,000 shares of the Company shall then be issued and outstanding upon consummation of this proposed transaction.

     As a result of the foregoing, and the matters ratified and approved by greater than a 50.1% majority of the stockholders of Emporia at a Special Meeting of Shareholders the post-transaction capitalization of the Company is anticipated to be as follows:


Authorized:   100,000,000 shares of par value $0.001 common stock

                                   Shares              Percentage
                                ---------------------------------------
Owned by Scieteck:                  46,000,000              92.00%
Owned by affiliates of Emporia:      1,000,000               2.00%
Owned by Emporia shareholders:       3,000,000               6.00%
                                ---------------------------------------
Total Issued and Outstanding:       50,000,000             100.00%


     The Definitive Agreement shall contain the basic terms and conditions together with such other representations, warranties, covenants, terms, indemnities and conditions as would be usual and customary for a transaction similar in nature to that which is contemplated in the LOI, and which are mutually agreeable to the parties. In addition, the Definitive Agreement shall be subject to review authorization by the appropriate state and federal regulatory bodies.

     It is anticipated that within a reasonable period after the execution of the Definitive Agreement, Emporia shall tender to Sciteck the resignation of each of the officers and directors of the Company effective seriatim on that date, with such vacancies filled by the nominees of Sciteck.

Item 7(c).  Exhibits

     99.1  Letter of Intent dated March 13, 2003, executed March 20, 2003







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                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 27, 2002


Emporia Systems, Inc.


By: /s/ G. Polyhronopoulos
   ---------------------------
G. Polyhronopoulos, President and Director
















































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